Exhibit 10.11
STAY BONUS AGREEMENT
This STAY BONUS AGREEMENT, dated as of January 16, 2013 (this “Agreement”), between Alterra Capital Holdings Limited and its subsidiaries, (collectively, the “Employer”), and [INSERT NAME] (the “Employee”) sets forth the terms of a bonus (the “Stay Bonus”) to be paid to the Employee by the Employer subject to the terms and conditions set forth herein.
WHEREAS, the Employer desires to incentivize the Employee to continue employment with the Employer following the consummation of its acquisition by Markel Corporation (the “Closing”); and
WHEREAS, in consideration of services to be performed by the Employee, the Employer desires to award the Employee a Stay Bonus pursuant to the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

1.
Amount of Stay Bonus. The amount of the Stay Bonus is $___________________ (less applicable taxes and deductions); provided, however, that it is a condition of payment of the Stay Bonus that you maintain the confidentiality of all terms of this Agreement. Therefore, if you disclose the terms of this Agreement, including the amount of the Stay Bonus, to anyone other than your spouse and tax or legal advisors, you may not be paid the Stay Bonus.

2.
Payment of Stay Bonus. Subject to the terms and conditions set forth herein, the Stay Bonus will be due and payable on the earlier of (a) the one year anniversary of the Closing or (b) the date of a termination of the Employee’s employment that occurs following the Closing due to (i) the Employee’s death or Disability, (ii) by the Employer without Cause or (iii) by the Employee for Good Reason (each such date, a “Payment Date”). Each such payment will be made in a lump sum, in cash, less all applicable withholding taxes, within ten (10) business days following the applicable Payment Date. For purposes of this Agreement, “Cause” and “Disability” shall have the meaning given such terms under the Alterra Change in Control Severance Plan and “Good Reason” shall mean the occurrence of any of the following events without the Participant’s express written consent, provided, that, the Participant gives notice to the Employer of the Good Reason event within thirty (30) days after the initial occurrence of the Good Reason event and such event is not corrected in all material respects by the Employer within thirty (30) days following receipt of the Participant’s written notification: (a) a reduction in the Participant’s Base Salary, (b) a relocation of the Participant’s principal business location to an area outside a 25 mile radius of the Participant’s principal business location immediately prior to the Change in Control, or (c) the Employer’s failure to pay amounts to the Participant when due.

3.
Effect of Stay Bonus on Other Benefits. The payment of any Stay Bonus will not alter the Employee’s entitlement to, or the amount of, any severance or other payment or benefit the Employee is entitled to under any other plans, policies or arrangements of the Employer, and compensation payable hereunder shall not be treated as compensation in respect of any such plan, policy or arrangement.

4.
No Right to Continued Employment. Nothing herein shall confer upon the Employee the right to remain in the employ or service of the Employer, its subsidiaries or its affiliates and nothing herein shall restrict the ability of any of the foregoing entities from terminating the Employee’s service.

5.	Confidentiality and Non-Solicit.

a.
All information relating to or used in the business and operations of the Employer and its subsidiaries and corporate affiliates, including, without limitation, marketing methods and procedures, customer lists, lists of professionals referring customers to the Employer and its subsidiaries and corporate affiliates, know-how, sources of supplies and materials and business systems and processes, whether prepared, compiled, developed or obtained by Employee or by the Employer or any of its subsidiaries or corporate affiliates before or during the date of this Agreement, are and will be confidential information and trade secrets (“Confidential Information”) and the exclusive property of the Employer, its subsidiaries and corporate affiliates. Confidential Information does not include information which (i) was known to Employee before his employment with the Employer, (ii) becomes generally available to the public other than as a result of a disclosure by Employee or (iii) becomes available to Employee on a non-confidential basis from a source other than the Employer, provided that such source is not known to be bound by a confidentiality agreement or other obligation of secrecy with respect to such information.

b.
All records of and materials relating to Confidential Information or other information, whether in written form or in a form produced or stored by any electrical or mechanical means or process and whether prepared, compiled or obtained by Employee or by the Employer or any of its subsidiaries or corporate affiliates before or during the term of this Agreement, are and will be the exclusive property of the Employer or its subsidiaries or corporate affiliates, as the case may be.

c.
Except in the regular course of his employment or as the Employer may expressly authorize or direct in writing or as required by applicable law, a court or tribunal of competent jurisdiction or other legal process, Employee will not, during or after the term of this Agreement and his employment by the Employer, copy, reproduce, disclose or divulge to others any Confidential Information or any records of or materials relating to any such Confidential Information. Employee further agrees that during the term of this Agreement and his employment by the Employer he will not remove from the custody or control of the Employer or its subsidiaries or corporate affiliates any records of or any materials relating to Confidential Information or other information and that upon the termination of this Agreement he will deliver the same to the Employer and its subsidiaries and corporate affiliates.

d.
Following Employee’s separation from service with the Employer, Employee will furnish such information and render such assistance and cooperation as may be reasonably requested by the Employer in connection with any litigation or legal proceedings concerning the

Employer, subject to reimbursement of Employee for reasonable expenses incurred in providing such assistance.

e.	During Employee’s employment with the Employer and for a period of one year thereafter, Employee will not entice or solicit any employee of the Employer to leave his employment.

6.
Funding. The obligations of the Employer to make payments under this Agreement shall be contractual only and all such payments shall be made from the general assets of the Employer. The Employee, beneficiary or person having or claiming a right to payments hereunder shall rely solely on the unsecured promise of the Employer, and nothing herein shall be construed to give any such individual any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Employer or in which it may have any right, title or interest now or in the future.

7.	Termination. In the event that the Closing does not occur prior to January 1, 2014, this Agreement shall automatically terminate and be of no further force or effect.

8.	Withholding. The Employer is authorized to withhold from the Stay Bonus, amounts of withholding and other taxes due in connection with the payment of the Stay Bonus.

9.
Section 409A. Notwithstanding any other provision of this Agreement, this Agreement is intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall at all times be interpreted in accordance with such intent. Employee shall have no binding right to distributions made to it in error or any right to designate the time of payment of any Stay Bonus.

10.	Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to conflict of law principles

11.
Successors. This Agreement shall inure to the benefit of Employee and Employee’s heirs and beneficiaries. This Agreement shall be binding on and inure to the benefit of the Employer and its respective successors and assigns, whether by merger, sale of assets or otherwise.

12.	Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

13.
Entire Agreement. This Agreement represents the complete understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous discussions and agreements between any parties with respect to such subject matter.

14.
Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                        FOR THE EMPLOYER

By:_________________________________
Name:
Title:

                        [NAME]

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